Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-71744, 33-88812, 33-87308, 333-46613, 333-92395, 333-49890, 333-73208, 333-98285, 333-113614 and 333-115342 on Form S-8 and in Registration Statement Nos. 333-72956 and 333-55928 on Form S-3 of our reports dated March 31, 2008 relating to the financial statements and financial statement schedule of Kopin Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 47 (FIN 47) “Accounting for Conditional Asset Retirement Obligations—an interpretation of Statement of Financial Accounting Standards No. 143” as discussed in Note 1 and the adoption of Statement of Financial Standards No. 123R, “Share-Based Payment” as discussed in Note 1) and the effectiveness of internal control over financial reporting (which report expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified) appearing in this Annual Report on Form 10-K of Kopin Corporation for the year ended December 29, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 31, 2008